UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

ARTHROCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-027422 (Commission File Number)	94-3180312 (I.R.S. Employer Identification Number)

7500 Rialto Blvd., Building Two, Suite 100 Austin, TX 78735 (Address of principal executive offices, including zip code)

(512) 391-3900 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In a letter dated July 29, 2008, Bank of America, N.A., as Administrative Agent under the Credit Agreement dated as of January 13, 2006, as amended by that certain First Amendment dated as of December 18, 2007, by and among ArthroCare Corporation (the “Company”), the banks and other financial institutions party thereto from time to time as Lenders and Bank of America, N.A.., as Administrative Agent, Swing Line Lender and L/C issuer (collectively, the “Credit Agreement”), notified the Company that it consented to an extension of the deadline for delivery of the Company’s June 30, 2008 financial statements under the Credit Agreement to September 15, 2008. A copy of the letter is attached hereto as Exhibit 10.67 and is incorporated herein by reference. The Company intends to request a further extension of the deadline for delivery of the Company’s June 30, 2008 financial statements if they have not been furnished under the Credit Agreement by September 15, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.67
Letter dated July 29, 2008 from Bank of America, N.A., as Administrative Agent under the Credit Agreement dated as of January 13, 2006, as amended by that certain First Amendment dated as of December 18, 2007, by and among ArthroCare Corporation, the banks and other financial institutions party thereto from time to time as Lenders and Bank of America, N.A.., as Administrative Agent, Swing Line Lender and L/C issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: September 2, 2008	By: /s/ Michael Gluk
Michael Gluk
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.67
Letter dated July 29, 2008 from Bank of America, N.A., as Administrative Agent under the Credit Agreement dated as of January 13, 2006, as amended by that certain First Amendment dated as of December 18, 2007, by and among ArthroCare Corporation, the banks and other financial institutions party thereto from time to time as Lenders and Bank of America, N.A.., as Administrative Agent, Swing Line Lender and L/C issuer.